Exhibit 99.1

The Glimpse Group Issued Fourth Virtual and Augmented Reality

U.S. Patent (aka “Virtual Time Machine”)

Pagoni VR, a Glimpse Subsidiary Company, Issued a New U.S. Patent For The

Sharing, Processing and Streaming of User-Generated Content Across Numerous

Capture and Viewing Devices

NEW YORK, NY August 2, 2021 – Pagoni VR, a wholly owned subsidiary of The Glimpse Group, Inc. (NASDAQ: VRAR; “Glimpse”), and a provider of Virtual Reality (VR) and Augmented Reality (AR) based, real-time video broadcasting solutions, today announced that it has been issued U.S. Patent number 11,095,947 (“Patent”).

Jimmy Giliberti, General Manager of Pagoni VR and one of the Patent’s inventors, commented: “We view this patent as a particularly significant one with potentially far-reaching implications. The Patent facilitates multiple video recording devices, all sharing captured content in real-time and uploading for processing via a network system, after which a centralized processor creates and streams back an aggregated video map to viewing devices”.

Jimmy Giliberti continued: “To illustrate, imagine content captured by multiple wearers of AR smart glasses, capturing content in a certain location or event, sharing that content with the network, thereby creating a real time video image map of that location or event at a certain point in time. Users, via VR or AR headsets, can then go into that location and experience it, at any time and from any geography, either live or by Video-On-Demand (in a sense, “time travel”), as the video image map created by the multiple recording devices is a permanent video reflection of that location or event at that particular time”.

Lyron Bentovim, President & CEO of Glimpse and one of the Patent inventors, commented, “Our patent efforts are a core strategic focus for Glimpse. Given the early stage of the VR & AR industry, our patents are forward looking as we strive to capture very wide concepts that we envision may be of great significance in the future, as the industry matures. To date, Glimpse has filed 13 patent applications in the U.S., across its base of 9 subsidiary companies, and has been issued 4 of those so far. We look forward to continue to invest in expanding our patent portfolio over time”.

About Pagoni VR

Pagoni VR is a provider of real-time Virtual and Augmented Reality broadcasting software and solutions. We build solutions to facilitate 360 and 180 degree video workflows, while creating new and innovative solutions that combine real world and virtual world elements. And we keep it simple.

For more details: https://pagonivr.com/

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Pagoni VR Contact:

Jimmy Giliberti

General Manager

jimmyg@pagonivr.com

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

 917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us